EXHIBIT 5.1
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                [LETTERHEAD OF VOLOVELSKY, DINSTEIN, SNEH & CO.]
                          [ATTORNEYS-AT-LAW]



                                                     Date:   January 29, 2002


Precise Software Solutions Ltd.
10 Hataasia Street, Or-Yehuda, 60408
Israel
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                   Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

         This opinion relates to an aggregate of 774,416 Ordinary Shares par value NIS 0.03 per share ("Ordinary Shares") of Precise Software Solutions Ltd. (the "Company") which are the subject matter of a Registration Statement on Form S-3 as filed with the Securities Exchange Commission (the "Commission") on January 29, 2002 (the "Registration Statement").

         Based upon such investigations as we have deemed necessary, we are of the opinion that the 774,416 Ordinary Shares to be sold by the Selling Shareholders pursuant to Prospectus are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption Legal Matters.

                                           Very truly yours,

                                           /s/ Volovelsky, Dinstein, Sneh & Co.
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                                           Volovelsky, Dinstein, Sneh & Co.